Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Cypress Semiconductor Corporation of our report dated February 24, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Spansion Inc.’s Annual Report on Form 10-K/A for the year ended December 29, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California December 19, 2014